Registration No. 33-


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                    SECURITIES AND EXCHANGE COMMISSION
                           Washington, D.C. 20549

                                   __________

                                    FORM S-3

           REGISTRATION STATEMENT UNDER THE SECURITIES ACT OF 1933

                                   __________

                                 MGI PROPERTIES
             (Exact name of registrant as specified in its charter)

           Massachusetts                                     04-6268740
   (State or other jurisdiction                           (I.R.S. Employer
 of incorporation or organization)                       Identification No.)

          30 Rowes Wharf, Boston, Massachusetts 02110, (617) 330-5335
         (Address, including zip code, and telephone number, including area code, of registrant's principal executive offices)

                               Phillip C. Vitali
                            Executive Vice President
                                 30 Rowes Wharf
                          Boston, Massachusetts 02110
                                 (617) 530-5335

            (Name, address, including zip code, and telephone number
                   including area code, of agent for service)

                                    Copy to:

                           Victor M. Rosenzweig, Esq.
                       Olshan Grundman Frome & Rosenzweig
                                505 Park Avenue
                               New York, NY 10022


                                   __________


         Approximate date of commencement of proposed sale to the public: Upon effective date of this registration statement, with first sales to be consummated on Registrant's next quarterly dividend payment date, expected to be on or about October 19, 1994.

     If the only securities being registered on this Form are being offered pursuant to dividend or interest reinvestment plans, please check the following box. |X|

         If any of the securities being registered on this Form are to be offered on a delayed or continuous basis pursuant to Rule 415 under the Securities Act of 1933, other than securities offered only in connection with dividend or interest reinvestment plans, check the following box. |_|

                                   __________


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

                        CALCULATION OF REGISTRATION FEE
=================================================================================================================================
                                                                  Proposed Maximum       Proposed Maximum
          Title of Each Class of               Amount to be        Offering Price           Aggregate              Amount of
        Securities to be Registered             Registered          Per Share *           Offering Price        Registration Fee
        --------------------------------       ------------       ----------------       ----------------       ----------------

Common Shares, par value $1.00 per share         500,000              $14.69              $7,345,000.00            $2,532.76

=================================================================================================================================


*This estimate is made pursuant to Rule 457(c) under the Securities Act solely for the purpose of determining the amount of the registration fee and is based on the average of the reported high ($14.875) and low ($14.50) sales prices of Registrant's Common Shares on the New York Stock Exchange on June 29, 1994. The actual sales price of the Common Shares offered hereby will be (i) in the case of newly issued Common Shares purchased for the Plan, 97% of the average of the high and low sales prices of the Common Shares (as published in The Wall Street Journal report of New York Stock Exchange - Composite Transactions) on the applicable Dividend Payment Date and (ii) in the case of Common Shares purchased in the open market for the Plan, 100% of the average of the purchase prices paid for the Common Shares on the applicable Dividend Payment Date.





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PROSPECTUS

                                 MGI PROPERTIES
                 Dividend Reinvestment and Share Purchase Plan

         The Dividend Reinvestment and Share Purchase Plan (the "Plan") of MGI Properties (the "Trust") provides owners of record of 100 Shares or more of the Trust's Common Shares ("Shares") with a simple and convenient method to reinvest cash dividends and to make limited additional cash payments to purchase Shares ("Plan Shares") without fees of any kind. Plan Shares are Shares purchased with reinvested dividends or additional cash payments.

         Shareholders of record owning at least 100 Shares who elect to participate in the Plan ("Participants") have the following options to purchase Plan Shares:

         FULL DIVIDEND REINVESTMENT -- Reinvestment of dividends on all Shares held (at least 100 Shares).

         PARTIAL DIVIDEND REINVESTMENT -- Reinvestment of dividends on at least 100 Shares, but less than all Shares held, while continuing to receive cash dividends on the other Shares.

         ADDITIONAL CASH PAYMENTS -- In addition to reinvestment of dividends, additional cash payments to the Trust of a minimum of $100 to a maximum of $2,500 in any calendar quarter.

         Cash dividends on Plan Shares are always automatically reinvested to purchase additional Plan Shares. The amount of any dividend reinvested will, in each case, be after any reduction necessary to comply with any applicable United States income tax withholding requirements.

         Beneficial owners of Shares registered on the shareholder records of the Trust in names other than their own, such as brokers, banks or other nominees, may become Participants only if the Shares they wish to enroll in the Plan are transferred to their own names, or if their nominees register on the Trust's shareholder records a separate account for each such participating beneficial owner, or if such nominees have other satisfactory procedures in place for their customers to participate in dividend reinvestment plans.

         All expenses of the Plan will be paid by the Trust. A description of the Plan is set forth in this Prospectus under the caption "Dividend Reinvestment and Share Purchase Plan." A Participant in the Plan may withdraw at any time with proper advance notice.

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         The price of Shares  purchased with reinvested  dividends or additional cash payments will be (i) in the case of newly issued Shares purchased for the Plan, 97% of the average of the high and low sales prices of the Shares (as
published  in The Wall  Street  Journal  report  of  New York   Stock   Exchange
Composite Transactions) on the applicable Dividend Payment Date and (ii) in the case of Shares purchased in the open market for the Plan, 100% of the average of the purchase prices paid for the Shares on the applicable Dividend Payment Date.

         This Prospectus relates to an aggregate of 500,000 Common Shares, $1.00 par value, of the Trust that are reserved for issuance under the Plan described herein.

         This Prospectus should be retained for future reference.

         THESE SECURITIES HAVE NOT BEEN APPROVED OR DISAPPROVED BY THE SECURITIES AND EXCHANGE COMMISSION NOR HAS THE COMMISSION PASSED UPON THE ACCURACY OR ADEQUACY OF THIS PROSPECTUS, ANY REPRESENTATION TO THE CONTRARY IS A CRIMINAL OFFENSE.

         THE ATTORNEY GENERAL OF THE STATE OF NEW YORK HAS NOT PASSED ON OR ENDORSED THE MERITS OF THIS OFFERING. ANY REPRESENTATION TO THE CONTRARY IS UNLAWFUL

                  The date of this Prospectus is July , 1994.



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                             AVAILABLE INFORMATION



         The Trust is subject to the informational requirements of the Securities and Exchange Act of 1934 and in accordance therewith files reports, proxy statements and other information with the Securities and Exchange Commission (the "Commission"). Reports, proxy statements and other information filed by the Trust can be inspected and copied at the public reference facilities maintained by the Commission at the Commission's office at 450 Fifth Street, N.W., Washington, D.C. 20549 and the Commission's regional offices located at Northwestern Atrium Center, 500 West Madison Street, Chicago, Illinois 60661, and 75 Park Place, New York, New York 10007. Copies of such material can also be obtained by mail from the Public Reference Section of the Commission, Judiciary Plaza, 450 Fifth Street NW, Washington, D.C. 20549, at prescribed rates. Copies of such reports and other information concerning the Trust can be inspected at the office of the New York Stock Exchange, 20 Broad Street, New York, New York 10005. The Trust also provides shareholders with an annual report containing audited information for the preceding year and with quarterly reports containing unaudited financial information for each of the first three quarters of the year.


                INCORPORATION OF CERTAIN DOCUMENTS BY REFERENCE


         The Trust incorporates herein by reference, and at any time hereafter prior to the termination of the offering made by this Prospectus, its latest Annual Report on Form 10-K, its latest proxy statement for an Annual Meeting of Shareholders and all other documents filed by it pursuant to Sections 13, 14 or 15 of the Securities Exchange Act subsequent to the filing of such Annual Report on Form 10-K; and all such documents shall be deemed to be a part hereof from the date of filing of such documents. Any statement contained in a document incorporated or deemed to be incorporated by reference herein shall be deemed to be modified or superseded for purposes of this Prospectus to the extent that a statement contained herein or in any other subsequently filed document which also is or is deemed to be incorporated by reference herein modifies or supersedes such statement. Any statement so modified or superseded shall not be deemed, except as so modified or superseded, to constitute a part of this Prospectus.

         The Trust hereby undertakes to provide without charge to each person to whom a copy of this Prospectus has been delivered, on the oral or written request of any such person, a copy of any or all of the documents referred to above which have been or may be incorporated in this Prospectus by reference, other than exhibits to such documents. Oral or written requests should be directed to the Secretary, MGI Properties, 30 Rowes Wharf, Boston, Massachusetts 02110, (617) 330-5335.


                                   THE TRUST


         MGI Properties, a self-administered equity real estate investment trust ("REIT"), owns and manages a diversified portfolio of income-producing real estate assets. The Trust's portfolio consists of apartment complexes, multi-use industrial facilities (such as warehouses and research and development




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buildings),  office buildings and shopping centers.  The Trust's  properties are located primarily in the Midwest, Northeast, Southeast and Mid-Atlantic.

         The Trust is an unincorporated business trust organized under the laws of the Commonwealth of Massachusetts. The Trust commenced operations in 1971 as a REIT. The Trust's offices are located at 30 Rowes Wharf, Boston, Massachusetts 02110. Its telephone number is (617) 330-5335.

                 DIVIDEND REINVESTMENT AND SHARE PURCHASE PLAN

1.       Purpose

         The purpose of the Plan is to provide eligible shareholders with a simple and convenient method of investing dividends and other distributions paid in cash ("dividends"), as well as additional cash amounts, in additional Shares without payment of any brokerage commission or service charge and, in the case of newly issued Shares purchased for the Plan, at a three percent discount from current market value. In the case of newly issued Shares purchased from the Trust, the funds received by the Trust will be used for its general purposes. The Trust may also purchase Shares in the open market for the Plan.

2.       Eligibility

         For administrative purposes, only shareholders who own at least 100 Shares in their own name and who elect to reinvest dividends on at least that number of Shares are eligible to participate in the Plan. Beneficial owners who wish to participate with respect to Shares that are registered on the shareholder records of the Trust by brokers, banks or other nominees that do not have procedures in place that are satisfactory to the Trust and the Agent (see
Section 4) for their customers to participate in dividend reinvestment plans should either (a) arrange for the transfer of such Shares directly into the name of the beneficial owner, or (b) have their nominees register a separate account for each such participating beneficial owner on the Trust's shareholder records.

3.       Advantages

         A. Participating shareholders may have cash dividends on all or a portion of their Shares automatically reinvested in additional Shares of the Trust.

         B.  Participating  shareholders  may  purchase  quarterly,  for cash, a
minimum  of  $100  and  up  to  $2,500  of  additional   Shares  which  will  be
automatically enrolled in the Plan.

         C. The price of the Plan Shares purchased directly from the Trust with reinvested dividends or with cash will be 97% of the market price and the price of the Plan Shares purchased in the open market by the Trust with reinvested dividends or with cash will be 100% of the market price, as more fully explained in Section 8, "Price of Shares."




                                      -4-
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         D.  No  brokerage  commission  or  service  charge  will  be  paid by a
Participant in connection with purchases under the Plan.

         E. Participants' funds will be fully invested because the Plan permits fractions of Shares to be credited to a Participant's account. Dividends on such fractions, as well as whole Shares, will be reinvested in additional Shares, and such Shares will be credited to a Participant's account.

         F.   Participants   will  avoid  the  need  for  safekeeping  of  stock
certificates for Plan Shares credited to their accounts under the Plan.

         G. Regular statements reflecting all current activity, including purchases and latest balances and, if applicable, amounts withheld in conformity with any United States income tax requirements, will simplify record keeping by Participants.

4.       Administration

         The Trust has appointed The First National Bank of Boston as Dividend Reinvestment Agent ("Agent") to administer the Plan. The Agent will establish on the books of the Trust a separate account for each Participant to which will be credited, as of each applicable Dividend Payment Date, the number of Plan Shares purchased with the cash dividend which the Participant has elected to have invested and (if applicable) with the additional optional cash payment (minimum $100, maximum $2,500 in any calendar quarter). No certificates will be issued for Plan Shares unless specifically requested in writing by the Participant (see
Section 12, "Certificates for Shares") except upon the Participant's withdrawal from the Plan (see Section 13, "Withdrawal from the Plan") or upon the termination of the Plan (see Section 18, "Termination, Suspension or Modification of the Plan").

5.       Shareholder Participation

         Eligible shareholders (see Section 2) may join the Plan at any time by completing and signing an Authorization Form and returning it to the Agent; provided, however, that the Trust has reserved the right to limit participation in the Plan and to terminate, suspend and modify the Plan as set forth in Sections 17 and 18. When Shares are registered in more than one name (i.e., joint tenants, trustees, etc.), all registered holders must sign. An Authorization Form either accompanies this Prospectus or may be received from the Agent at the address noted below:




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                    The First National Bank of Boston, Agent
                                 P.O. Box 1681
                               Mail Stop 45-01-06
                        Boston, Massachusetts 02105-1681
                           Attention: MGI Properties
                           Telephone: (617) 575-2900

         Partial participation in the Plan by a registered shareholder is possible, by signing the Authorization Form and indicating under "Partial Dividend Reinvestment" the number of Shares (which must be at least 100 Shares) on which dividends are to be reinvested.

         Eligible shareholders may become Participants in the Plan at any time. If the signed Authorization Form is received by the Agent on or prior to the record date for a Dividend Payment Date, reinvestment of dividends will begin on that Dividend Payment Date. If the Authorization Form is received after the record date for a Dividend Payment Date, reinvestment of dividends will begin on the next succeeding Dividend Payment Date.

         Once a registered shareholder has enrolled in the Plan, dividend reinvestment continues automatically as long as the Participant wishes. However, if there is any subsequent change in the manner in which a Participant's name appears on his certificated Shares, the Participant must sign another Authorization Form to continue participation under the new registration.

         Participants may change their investment options at any time by completing a revised Authorization Form and returning it to the Agent at the address set forth above.

         Dividends paid on whole and fractional Plan Shares held for the account of each Participant will automatically be reinvested.

6.       Optional Additional Cash Purchases

         On each Dividend Payment Date, Participants in the Plan may make additional cash purchases of Shares, subject to a minimum purchase of $100 and a limit of $2,500 in any calendar quarter, at the same price as Shares purchased through the reinvestment of dividends. Participants are not obligated to make any cash payments and, if they choose to do so, Participants need not pay the same amount each quarter. Payment for such additional payments must have been received by the Agent at least 7 days prior to the applicable Dividend Payment Date. Any optional cash payment received more than 30 days prior to a Dividend Payment Date will be returned to the Participant. No interest will be paid on cash received and held for the purchase of Shares under the Plan. No funds will be deemed received, nor will any funds be eligible to be invested, until the check therefor shall have been cleared and such funds shall have been duly credited to the Trust's account.




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         Each  optional  cash  contribution  must be  accompanied  by a properly executed Cash Remittance Form which is attached to each statement a Participant receives. Optional cash payments in the form of checks or money orders, drawn against United States banks in United States dollars, should be made payable and mailed directly to the First National Bank of Boston, Dividend Reinvestment Unit, Mail Stop, 45-01-06, P.O. Box 1681, Boston, MA 02105-1681. Checks or money orders drawn against non-U.S. banks must have the U.S. currency imprinted on the check or money order. Cash contributions forwarded to any other address do not constitute a valid delivery. Wire transfers may be made, but only if approved in writing in advance by the Agent.

         Shares purchased through optional cash payments will be credited to the Participant's account unless the Participant requests that a certificate for such Shares be sent to the Participant. Cash distributions on all Shares held in Participant's account under the Plan are automatically reinvested to purchase additional Shares which will be reflected in the Participant's account.

7.       Nominees for Beneficial Owners

         Only shareholders of record may participate in the Plan, except as hereinafter provided. Beneficial owners of Shares that are held of record by a broker, bank or other record holder (each, a "nominee") may participate in the Plan only by causing the Shares to be transferred directly into their own name or by causing the nominee to register on the Trust's shareholder records a separate account for each beneficial owner that desires to become a Participant in the Plan. In the latter event, the nominee must advise the Agent of the name, address and taxpayer identification number of, and number of Shares held for, each beneficial owner on whose behalf such participation is authorized.

         Some brokerage firms or banks may have procedures in place for their customers to participate in dividend reinvestment plans without separate registration identifying the underlying beneficial owners. While the Trust and the Agent may attempt to accommodate participation in the Plan for such beneficial owners, there is no requirement for the Trust and the Agent to do so, and even when such accommodation is made, there may be special requirements or limitations with respect to participation for such beneficial owners. The Trust reserves the right to refuse to permit a nominee to participate in the Plan if the terms of such participation would in the Trust's judgment result in excessive burden or cost on the Trust.

         Confirmation of purchases and statements of account under the Plan, annual and other reports, and other communications from the Trust will be directed to the registered shareholder at the address shown on the Trust's records. The Trust may also elect to send additional copies of reports and various shareholder communications to the underlying beneficial owners.




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8.       Price of Shares

         The purchase price of Shares purchased under the Plan will be (i) in the case of newly issued Shares purchased for the Plan, 97% of the average of the high and low sales prices of the Shares (as published in The Wall Street Journal report of New York Stock Exchange - Composite Transactions) on the applicable Dividend Payment Date and (ii) in the case of Shares purchased in the open market for the Plan, 100% of the average of the purchase prices paid for the Shares on the applicable Dividend Payment Date.

9.       Purchases

         Purchases will be made for a Participant's account from the Trust on each applicable Dividend Payment Date. The specific number of Plan Shares purchased on any Dividend Payment Date will depend upon the amount of a Participant's reinvested dividends and (if applicable) the amount of additional cash received and upon the purchase price per Share. A Participant's account will be credited with that number of Plan Shares, including fractions computed to four decimal places, equal to the Participant's total amount to be invested divided by the applicable purchase price per Share.

10.      Costs

         There are no commissions, brokerage fees or similar charges to Participants in connection with purchases under the Plan. All costs of administration of the Plan will be paid by the Trust.

11.      Reports to Participants

         As soon as practicable after each purchase under the Plan, the Agent will mail Participants a statement of their accounts. These statements are the Participant's continuing record of current activity and of the cost of their purchases and should be retained for tax purposes. Participants who are shareholders of record of the Trust will also continue to receive copies of the various other communications sent to shareholders generally, including the Trust's interim reports, annual reports, the notice of the annual meeting, proxy statement and the information the Participant will need for federal income tax return purposes (see "Federal Income Tax Consequences"). Participants should be aware that it is important to retain all statements that they receive, as there could be a fee chargeable to the Participant when requesting prior statements or information.

12.      Certificates for Shares

         Shares purchased through the Plan will be credited to each Participant's account and will be known as Plan Shares. Certificates will not be issued for Plan Shares unless the Participant requests the Agent in writing to do so or unless the Participant withdraws from the Plan. The number of Shares




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credited  to a  Participant's  account  will be shown on the  statements  of the
Participant's account.

         Participants in the Plan may also send their existing certificates for Shares to the Agent for safekeeping at no cost (other than delivery). Certificates should be sent to the address shown in Section 5, by either registered or certified mail, return receipt requested, since the Participant bears the risk of loss in transit. Shortly after delivery to the Agent, the Participant will receive a statement showing the total number of Shares then held by the Agent for the Participant's account.

         At any time, a Participant may request in writing that the Agent send a certificate for all or part of the whole number of Shares credited to a Participant's account. This request should be mailed to the Agent at the address shown in Section 5. Certificates for a whole number of Shares will be mailed to the Participant as soon as practicable and in no event later than 10 business days after the Agent receives a completed request for such certificate. Any remaining uncertificated whole Shares and fractions of Shares will continue to be credited to the Participant's account.

         Plan Shares may not be pledged or assigned. Any such purported pledge or assignment will be void. If a Participant wants to pledge or assign such Shares, the Participant must request that a certificate for such Shares be issued in the Participant's name.

         Certificates for fractional Shares will not be issued under any circumstances.

         Accounts under the Plan are maintained in the name in which the Participant's Shares are registered on the Trust's shareholder records at the time a Participant enters the Plan. Consequently, certificates for whole Shares purchased under the Plan will be similarly registered when issued to a Participant upon request. A Participant who wants these Shares registered and issued in a different name must so indicate in a written request to the Agent at the address shown in Section 5. The Participant will be responsible for any transfer taxes that may be due and for compliance with any applicable transfer requirements in connection with such registration.

13.      Withdrawal from the Plan

         In order to withdraw from the Plan, the Agent must receive a notice in writing from the Participant on or before the record date for the applicable Dividend Payment Date. A withdrawal/termination form is provided on the reverse side of the statement for this purpose. Such notice should be addressed to the Agent at the address shown in Section 5.

         Upon withdrawal, a Participant will receive a stock certificate for all whole Shares held for a Participant's account in the Plan, plus a check for the value of any fractional Share based on the average of the high and low sales prices of the Shares (as published in The Wall Street Journal report of New York Stock Exchange-Composite Transactions).





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         A  Participant  may make a partial  withdrawal  of whole  Shares if the notice of withdrawal so specifies, in which case the Participant will receive a certificate for the number of withdrawn Shares and will continue to participate in the Plan with respect to the balance of such Shares.

         Upon termination of participation in the Plan, Participants who do not wish to receive a certificate for the number of whole Shares in their accounts may request that all of those Shares be sold. If such a request is made, the sale will be made by the Agent on the date which is as soon as practicable after such request is received by the Agent. The Participant will receive the net proceeds of the sale after a processing fee to the Agent of 5% of the gross proceeds (such fee to be not less than $1.00 nor more than $15.00) and after any related brokerage commissions and any applicable transfer taxes, except that such fees and commissions do not apply to fractional share interests.

         No Participant shall have the authority or power to direct the date or sales price at which the Shares held in its account may be sold. Requests must indicate the number of Shares to be sold and not the dollar amount to be attained. Any such request that does not clearly indicate the number of Shares to be sold will be returned to the Participant with no action taken.

14.      Stock Dividend, Stock Split or Rights Offering

         Any stock dividend or split Shares distributed by the Trust on Plan Shares will be reflected on Participants' accounts and appear on the appropriate quarterly statement. Stock dividends or split Shares distributed on certificated Shares will be mailed directly to the Participant.

         In the event of a rights offering, a Participant will receive rights based upon the total number of whole Shares owned, both certificated Shares and Plan Shares.

15.      Voting of Shares

         Whole Plan Shares held by the Agent as well as certificated Shares will be voted as each Participant directs. A proxy card will be sent to each Participant in connection with the annual or any special meeting of shareholders. This proxy card will apply to all certificated Shares registered in the Participant's name, if any, as well as to all whole Plan Shares credited to the Participant's account. If properly signed, all Shares will be voted in accordance with the instructions that the Participant gives on the proxy card.

         If no instructions are indicated on a properly signed and returned proxy card, all certificated Shares, if any, and all whole Plan Shares will be voted in accordance with the recommendations of the Trust's management. If the proxy card is not returned or is returned unsigned, a Participant's Shares will be voted only if the Participant votes in person or through some other duly authorized representative at the meeting.

16.      Sales and Transfers of Shares

         Following the sale by a Participant of all certificated Shares, there will be no dividends to be reinvested with respect to such Shares. However, the dividends on any existing Plan Shares will continue to be reinvested in additional Plan Shares until the Agent receives written notification from the Participant to terminate the reinvestment account (see Section 13, "Withdrawal from the Plan").

         If a Participant sells part of the certificated Shares registered in the Participant's name, dividends on all remaining certificated Shares participating in the Plan will continue to be reinvested for the Participant's account.

                 Example: A Participant owns 1,000 certificated Shares and elects to have dividends reinvested on 700 Shares. Quarterly dividends on 300 Shares will be sent to the Participant directly, and dividends on 700 Shares will be reinvested. The Participant then sells 100 certificated Shares. The Participant will now receive quarterly dividends on 200 Shares, and dividends on the 700 Shares will continue to be reinvested. If, instead, the Participant sells 500 certificated Shares, the dividends on the remaining 500 Shares will continue to be reinvested. In any event, dividends on all Plan Shares held in the Plan will continue to be reinvested.

         However,   the  Trust  may   terminate  any   shareholder's   continued
participation in the Plan if the total of such shareholder's certificated Shares and Plan Shares is less than 100.

17.      Limitations on Participation

         The Trust reserves the right to limit participation in the Plan for any reason even if a shareholder is otherwise eligible to participate (see Section 2, "Eligibility"). For example, some shareholders may be residents of jurisdictions in which the Trust determines that it may not legally or economically offer its Shares under the Plan and, accordingly, the Trust may exclude residents of such jurisdictions from participating in the Plan. In addition, the Trustees have authority under the Trust's Second Amended and Restated Declaration of Trust, as amended (the "Declaration of Trust"), to prevent transfer of Shares to any person if the concentration of Share ownership resulting therefrom might jeopardize the continued qualification of the Trust as real estate investment trust.

18.      Termination, Suspension or Modification of the Plan

         The Trust also reserves the right to terminate, suspend or modify the Plan at any time with respect to the price to be charged for Shares, the minimum or maximum amount to be sold to any Participant or to the Participants who may participate in the Plan, specifically reserving the right to exclude any Participant for any reason, including such Participant's ownership of certificated Shares falling below 100 Shares, engaging in any arbitrage activities and including any reason set forth in Section 17. The Trust will ordinarily give each Participant at least 30 days' notice of such termination, suspension or modification of the price or other substantive provision of the Plan. The Trust also reserves the right to waive the 100 Share limit on eligibility to participate, or other requirements of the Plan, in some cases without waiving such limit or requirement generally.

         Upon termination or suspension of the Plan, no further reinvestment of dividends will be made for a Participant's account, and Participants will receive certificates for whole Plan Shares held in their accounts and checks for the net proceeds from the sale of any fractional Shares, as in the case of a voluntary withdrawal by a Participant from the Plan. No modification of the Plan will affect a Participant's right to receive such certificate for the Participant's whole Plan Shares (and appropriate proceeds for any fractional Shares) upon a Participant's withdrawal from the Plan.

         The Trust may also terminate or suspend the Plan when shareholder participation in the Plan is below a minimum level of reinvestment that the Trust may, from time to time, establish as being uneconomic or inefficient to administer.

         The Trust reserves the right, without notice to Participants, to interpret and regulate the Plan as it deems necessary or desirable in connection with its operation. Any such interpretation and regulation shall be conclusive.

19.      Responsibility of the Trust and Agent

         Neither the Trust nor the Agent will be liable for any act done in good faith or for any good faith omission to act, including, without limitation, any claim of liability arising out of the failure to terminate participation in the Plan upon a participant's death, the prices at which Shares are purchased, the times when purchases are made or fluctuations in the market price of Shares.

         The Declaration of Trust provides that a Trustee may be liable only if he acted in bad faith or with willful misconduct, gross negligence or reckless disregard of duties. The Declaration of Trust further provides for indemnification of Trustees except for the conduct above specified (see "Indemnification").

         All notices from the Agent to a Participant will be mailed to the Participant at his last address of record with the Agent, which will satisfy the Agent's duty to give notice. Participants must promptly notify the Agent of any change in address.

         The Trust is a Massachusetts business trust and all persons dealing with the Trust must look solely to the property of the Trust for the enforcement of any claims against the Trust. Neither the Trustees, officers, agents nor shareholders of the Trust assume any personal liability in connection with its business or assume any personal liability for obligations entered into in its behalf.

                        FEDERAL INCOME TAX CONSEQUENCES

         In the case of Shares purchased in the open market for the Plan with reinvested dividends, which will be purchased for 100% of their market price, the resulting taxable income will be the same as the taxable income that would have resulted from receipt of the dividend in cash. However, in the case of newly issued Shares purchased with reinvested dividends, which will be purchased for 97% of their market price, the resulting taxable income will be greater than the taxable income that would have resulted from the receipt of the dividend in cash. A Participant will be treated as having received a dividend distribution equal to the fair market value of the Plan Shares purchased on the Dividend Payment Date. A Participant's tax basis in the dividend Shares will be equal to the fair market value of the dividend Shares credited to the Participant's account, and the holding period for such Shares will begin the day after the Dividend Payment Date. So long as the Trust continues to qualify as a REIT under the Internal Revenue Code of 1986, as amended (the "Code"), the distribution will be taxable under the provisions of the Code applicable to REITs and their shareholders, pursuant to which (i) distributions will be taxable to shareholders as ordinary income to the extent of the current or accumulated earnings and profits of the Trust, (ii) distributions which are designated as capital gain distributions by the Trust will be taxed as long-term capital gains to shareholders to the extent they do not exceed the Trust's net capital gain for the taxable year, (iii) distributions which are not designated as capital gains distributions and which are in excess of the Trust's current or accumulated earnings and profits will be treated as return of capital to the shareholders and reduce the adjusted tax basis of a shareholder's Shares (but not below zero), and (iv) distributions in excess of a shareholder's adjusted tax basis in its Shares will be treated as gain from the sale or exchange of such Shares.

         Similarly, a Participant who makes additional cash purchases of Plan Shares (also at 97% of their market price in the case of newly issued Shares) will be deemed to receive a distribution from the Trust equal to the excess of the fair market value of such Shares over the cash amount paid for them. The Participant's basis for such additional Plan Shares will be equal to such fair market basis (i.e., the sum of the cash amount paid and the deemed distribution). Such distribution will be taxable in accordance with the principles described in the previous paragraph.

               Example: The Trust makes a quarterly dividend distribution which would amount to $1,000.00 if the shareholder received it in cash. The shareholder is, instead, a Participant in the Plan. The average of the high and low sales prices (as published in The Wall Street Journal report of New York Stock Exchange - Composite Transactions) for a Share of the Trust on the Dividend Payment Date is $20.00. The $1,000.00 dividend is reinvested for the Participant in Plan Shares at $19.40 per Share (97% of $20.00) with 51.5464 Shares ($1,000.00 divided by $19.40) being credited to the Participant's account. The fair market value of each of these 51.5464 Shares is $20.00 for an aggregate fair market value of $1,030.93. For federal income tax purposes, the Trust is deemed to have distributed to the Participant and the Participant to have received $1,030.93. This amount will be the tax basis for the
          51.5464 dividend Shares. If the full amount of the distribution paid by the Trust is a distribution of the current or accumulated earnings and profits of the Trust, then the Participant is deemed to have a taxable dividend of $1,030.93. If only 50% of such distribution is determined to be from the earnings and profits of the Trust, then $515.465 will be taxable as a dividend to the Participant and the remaining $515.465 will be treated as return of capital or capital gains distribution, or as a gain from the sale or exchange of such Participant's Shares, as appropriate.

               If the Participant makes an additional cash purchase of $1,000.00 effective on the same date, the Participant is also deemed to have purchased Shares worth $1,030.93, of which $30.93 is also deemed to be a distribution by the Trust to the Participant (with tax consequences similar to those described in the previous paragraph), and the Participant's basis for these additional Shares will be $1,030.93.

         When a Participant receives certificates for Plan Shares previously credited to the Participant's account under the Plan, the Participant will not realize any taxable income. However, a Participant who receives a cash adjustment for a fraction of a Share may realize a gain or loss with respect to such fraction. A gain or loss may also be realized by the Participant when Plan Shares are sold by the Participant. The amount of such gain or loss will be the difference between the amount which the Participant realizes for the Shares or fraction of a Share and the tax basis of the Participant in the Shares or the fraction of a Share.

         The Trust will comply with all applicable Internal Revenue Service requirements concerning the filing of information returns, and such information will be provided to the Participant by a duplicate of that form or in a final statement of account for each calendar year. With respect to Participants whose dividends are subject to United States income tax withholding, the Trust will comply with all applicable IRS requirements concerning the withholding of such tax, and the amount of any cash distribution reinvested will, in each case, be after reduction necessary to comply with the applicable withholding.

         The foregoing is only a summary of the federal income tax consequences of participating in the Plan and does not constitute tax advice. Specific questions should be referred to the Participant's tax advisor.

         Inasmuch as the reinvestment of dividends will not relieve a Participant of liability for any income tax which may be due in connection with the payment of such dividends, the Trust will report to each Participant for tax purposes the dividends credited to the Participant's account. Furthermore, the Trust will comply with all applicable requirements concerning the filing of information returns, and such information will be provided to the Participant by a duplicate of that form or in a statement of account for each calendar year.

         Under the backup withholding rules, a shareholder may be subject to backup withholding at the rate of 31% with respect to distributions paid to such shareholder, unless such shareholder (a) is a corporation or comes within another exempt category and demonstrates this fact if requested to do so, or (b) has provided a correct taxpayer identification number, certifies as to no loss of exemption from backup withholding and otherwise complies with all applicable requirements of the backup withholding rules. A shareholder that does not provide the Trust with a correct taxpayer identification number may also be subject to penalties. Any amount paid as backup withholding will be creditable against the shareholder's income tax liability.

         With respect to Participants whose dividends are subject to tax withholding, the Trust will comply with all applicable withholding requirements, and the amount of any cash distribution or distributions reinvested will, in each case, take place after the reduction necessary to comply with any applicable withholding requirements.

                                USE OF PROCEEDS

         The Trust intends to add the proceeds from sales of newly issued Shares pursuant to the Plan to its funds available for general trust purposes, including but not limited to the making of additional investments and/or the payment of outstanding indebtedness from time to time. It is not practical to estimate the number of newly issued Shares to be sold under the Plan, the amount of proceeds to be received therefrom, or the amount of proceeds that may be devoted to any specific purpose.

                             DESCRIPTION OF SHARES

Shares
         The Shares offered hereby are Common Shares, $1.00 par value. The number of Shares authorized is 15,000,000. There is no limit on the number of Shares that the Trust may issue and the Declaration of Trust authorizes the Trustees to issue additional Shares for such consideration (or without consideration in the case of a capital adjustment) at such time or times as they may determine. There are 11,453,221 Shares issued and outstanding at the date of this Prospectus. The outstanding Shares are, and the Shares issued pursuant to the Plan will be validly issued, fully paid and non-assessable, except as set forth below.

         All outstanding Shares participate equally in distributions when and as declared by the Trustees and in the assets available for distribution after payment of liabilities and of the preferential amounts, if any, as to which holders of any Preferred Shares then outstanding may be entitled upon the termination of the Trust. Shareholders of the Trust do not have preemptive rights. Shareholders of record are entitled to cast one vote for each Share held on all matters presented for a vote of the shareholders. Except as set forth below, in meetings where a quorum is present, shareholder action requires approval of a majority of votes cast.

         The Trust is also authorized to issue 2,000,000 Preferred Shares, $1.00 par value (the "Preferred Shares"), of which none are issued and outstanding. The Trustees are authorized to issue the Preferred Shares in series and to establish from time to time the number of Preferred Shares to be included in such series and to fix the designation and any preferences, conversion and other rights, voting powers, restrictions, limitations as to dividends, qualifications, and terms and conditions of redemption of the Preferred Shares of each series.

         The Declaration of Trust provides that, subject to the provisions of any Preferred series then outstanding, the affirmative vote of the holders of Shares representing not less than 66-2/3% of the total votes authorized to be cast by Shares of all classes which are present in person or by proxy and entitled to vote and voting in the election of Trustees at such meeting is required for the election of each of the nominees for Trustee (i.e., 66-2/3% of the votes cast). The Board of Trustees is divided into three classes. Each class to be elected is voted upon every three years. In the event that no nominee for a particular trusteeship receives the requisite number of votes for election to such trusteeship at the annual meeting of shareholders at which such nominee is standing for election, the incumbent Trustee would remain in such office until the next annual meeting and until a successor is elected and qualified. At that meeting, such nominee would stand for election for the remainder of such term, together with the nominees for the class whose term then expires. Cumulative voting for the election of Trustees is not permitted. Except as provided in the provisions of any series of Preferred Shares at the time outstanding, the provisions of the Declaration of Trust may be amended or repealed, without the approval of the Board of Trustees, by the affirmative vote of the holders of not less than 80% of each class of outstanding voting Shares of the Trust. In addition, the approval of not less than 66-2/3% of the whole Board of Trustees (the "whole Board" being the number of Trustees theretofore established by Board resolution), together with the approval of the holders of a majority of the outstanding voting Shares, is required to amend the Declaration of Trust or to terminate the Trust or for a merger or sale of all or substantially all of the assets of the Trust.

         The Declaration of Trust also provides that special meetings of shareholders may be called by a majority of the Trustees or by any Trustee upon the written request of shareholders holding not less than 50% of the total outstanding Shares of all classes entitled to vote at such a meeting.

         Shareholders are entitled to receive distributions when and as declared by the Board of Trustees out of funds legally available therefor. In the event of termination, shareholders are entitled to share ratably in the assets available for distribution after payment of liabilities and of such preferential amounts, if any, as the holders of any Preferred Shares at the time outstanding shall be entitled. There are no conversion, redemption (except as may be necessary for REIT qualification), exchange, sinking fund, or similar provisions regarding the Shares.

         The Declaration of Trust provides that shareholders shall not be personally liable in connection with the property or affairs of the Trust. The Declaration of Trust further provides that the Trust shall indemnify and hold harmless each shareholder from all claims and liabilities to which the shareholders may become subject by reason of his being or having been a shareholder, and that the Trust shall reimburse each shareholder for all legal and other expenses reasonably incurred by him in connection with such claim or liability. In addition, the Trust is required to, and as a matter of practice does, insert a recital in every written instrument creating any obligation of the Trust that such obligation is not binding upon any of the Trustees or shareholders personally. However, with respect to tort claims and contractual claims where shareholder liability is not disavowed as provided above, claims for taxes and certain statutory liabilities, the shareholders may, in some jurisdictions, be personally liable to the extent that such claims are not satisfied by the Trust. The Declaration of Trust provides that upon payment of any such claim the shareholders will be entitled to reimbursement from the Trust. Inasmuch as the Trust carries public liability insurance, any risk of personal liability to shareholders is limited to situations in which the Trust's assets plus its insurance coverage would be insufficient to satisfy the claims against the Trust and its shareholders. The Trust intends, as a matter of general policy, to make investments with a view to avoiding, to the extent possible, shareholder liability for obligations of the Trust by making such investments based on advice of counsel, or with due consideration as to the availability of indemnification or insurance coverage, as well as other considerations. Since the organization of the Trust as a REIT in 1971, no claim has ever been asserted against any shareholder personally for any obligation of the Trust by virtue of his status as a shareholder.

         On June 21, 1989, the Board of Trustees adopted a shareholder rights plan (the "Shareholder Rights Plan"). Under such plan, one right was attached to each outstanding Share on July 5, 1989, and one right will be attached to each Share thereafter issued. Each right entitles the holder to purchase, under certain conditions, one one-hundredth of a share of Series A participating preferred stock for $60. The rights may also, under certain conditions, entitle the holders to receive Shares, common shares of an entity acquiring the Trust, or other consideration, each having a value equal to twice the exercise price of each right ($120). One hundred fifty thousand preferred shares have been designated as Series A participating preferred shares and are reserved for issuance under the Shareholder Rights Plan. The rights are redeemable by the Trust at a price of $.01 per right. If not exercised or redeemed, all rights expire on July 5, 1999. The description and terms of the rights are set forth in a Shareholder Rights Agreement between the Trust and The First National Bank of Boston, as Rights Agent.

         The First National Bank of Boston is the Transfer Agent and Registrar for the Shares.

                           EXPERTS AND LEGAL MATTERS

         The financial statements and the related financial statement schedules of the Trust as of November 30, 1993 and for each of the years in the three-year period then ended incorporated by reference into this Prospectus have been incorporated by reference herein in reliance upon the report of KPMG Peat

Marwick, independent certified public accountants, appearing elsewhere herein, upon the authority of said firm as experts in accounting and auditing.

         The validity of the Shares are being passed upon for the Trust by Olshan Grundman Frome & Rosenzweig, New York, New York. Certain members of
Olshan Grundman Frome & Rosenzweig and their families own 9,676 Shares in the aggregate and hold nonqualified options to acquire 21,400 Shares in the aggregate.

                                INDEMNIFICATION

         The Declaration of Trust provides that a Trustee may be liable only if he acted in bad faith or with willful misconduct, gross negligence or reckless disregard of duties. The Declaration of Trust further provides for indemnification of Trustees except for the conduct above specified.

         The Declaration of Trust also provides that all persons shall look only to the Trust property for satisfaction of claims of any nature arising in connection with the affairs of the Trust and that no shareholder, Trustee, officer, agent or representative of the Trust shall have any personal liability in connection with the property or affairs of the Trust.

         Insofar as indemnification for liabilities arising under the Securities Act of 1933 may be permitted to Trustees, officers or persons controlling the Trust pursuant to the foregoing provisions, the Trust has been informed that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in such Act and is therefore unenforceable.

                                                         --
No person has been authorized to give any information or to make any representation other than those contained in this Prospectus and, if given or made, such information or representations must not be relied upon as having been authorized by MGI Properties. This Prospectus does not constitute an offer to sell or a solicitation of an offer to buy any securities other than the securities to which this Prospectus relates or an offer to or solicitation of any person in any jurisdiction in which such offer or solicitation would be unlawful.

                                 -------------

                               TABLE OF CONTENTS
                                                                            Page
                                                                            ----
Available Information .....................................................    3
Incorporation of Certain Documents By Reference ...........................    3
The Trust .................................................................    3
Dividend Reinvestment and Share Purchase Plan .............................    4
Purpose ...................................................................    4
Eligibility ...............................................................    4
Advantages ................................................................    4
Administration ............................................................    5
Shareholder Participation .................................................    5
Optional Additional Cash Purchases ........................................    6
Nominees for Beneficial Owners ............................................    7
Price of Shares ...........................................................    8
Purchases .................................................................    8
Costs .....................................................................    8
Reports to Participants ...................................................    8
Certificates for Shares ...................................................    8
Withdrawal from the Plan ..................................................    9
Stock Dividend, Stock Split or Rights Offering ............................   10
Voting of Shares ..........................................................   10
Sales and Transfers of Shares .............................................   11
Limitations on Participation ..............................................   11
Termination, Suspension or Modification of the Plan .......................   11
Responsibility of the Trust and Agent .....................................   12
Federal Income Tax Consequences ...........................................   13
Use of Proceeds ...........................................................   15
Description of Shares .....................................................   15
Experts and Legal Matters .................................................   17
Indemnification ...........................................................   18




                                 MGI PROPERTIES



                           Dividend Reinvestment and
                              Share Purchase Plan



                                  ------------

                                   PROSPECTUS
                                  ------------







                                  July , 1994

                                    PART II

                     INFORMATION NOT REQUIRED IN PROSPECTUS

Item 14.         Other Expenses of Issuance and Distribution -
                           Expenses are estimated at approximately:

SEC Registration Fee ...........................................         $ 2,533
Stock Exchange Listing Fee .....................................           1,500
Accounting Fees and Expenses ...................................           2,000
Legal Fees and Expenses ........................................          15,000
Dividend Reinvestment Agent Fees and Expenses ..................           5,000
Printing and mailing ...........................................           8,000
Miscellaneous ..................................................           1,967
                                                                         -------
Total ..........................................................         $36,000
                                                                         =======

Item 15.         Indemnification of Directors and Officers

         Section 5.3 of the Trust's Second Amended and Restated Declaration of Trust provides as follows:

         The Trust shall indemnify each of its Trustees, officers, employees and agents (including any Person who serves at its written request as director, officer, partner, trustee or the like of another organization in which it has any interest as a shareholder, creditor or otherwise), against all liabilities and expenses, including amounts paid in satisfaction of judgments, in compromise or as fines and penalties, and counsel fees, reasonably incurred by him in connection with the defense or disposition of any action, suit or other proceeding, whether civil or criminal, in which he may be involved or with which he may be threatened, while acting as Trustee or as an officer, employee or agent of the Trust or the Trustees, as the case may be, or thereafter, by reason of his being or having been such a Trustee, officer, employee or agent, except with respect to any matter as to which he shall have been adjudicated to have acted in bad faith or with wilful misconduct or reckless disregard of his duties or gross negligence or not to have acted in good faith in the reasonable belief that his action was in the best interests of the Trust; provided, however, that as to any matter disposed of by a compromise payment by such Trustee, officer, employee or agent, pursuant to a consent decree or otherwise, no indemnification either for said payment or for any other expenses shall be provided unless such compromise shall be approved as in the best interest of the Trust by a majority of the disinterested Trustees or the Trust shall have received a written opinion of independent legal counsel to the effect that such Trustee, officer, employee or agent appears to have acted in good faith in the reasonable belief that his action was in the best interests of the Trust. The rights accruing to any Trustee, officer, employee or agent under these provisions shall not exclude any other right to which he may be lawfully entitled; provided, however, that no Trustee, officer, employee or agent may satisfy any right of indemnity or reimbursement granted herein or to which he may be otherwise entitled except out of the Trust Property, and no Shareholder shall be personally liable to any Person with respect to any claim for indemnity or reimbursement or otherwise. The Trustees may make advance payments in connection with indemnification under this Section 5.3, provided that the indemnified Trustee, officer, employee or




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
agent shall have given a written undertaking to reimburse the Trust in the event it is subsequently determined that he is not entitled to such indemnification.

         Any action taken by or conduct on the part of a Trustee, officer, employee or agent of the Trust in conformity with or in good faith reliance upon the provisions of Sections 2.16 or 3.4 hereof shall not, for the purposes of this Declaration of Trust (including, without limitation, Sections 5.1 and 5.2 hereof and this Section 5.3) constitute bad faith, wilful misconduct, gross negligence or reckless disregard of his duties, or failure to act in good faith in the reasonable belief that his action was in the best interests of the Trust.

Item 16.         Exhibits

         The  following   exhibits  are  filed  as  part  of  this  Registration
Statement:

         Exhibit
         Number     Description
         -------    -----------
          4(a)      Second   Amended   and   Restated   Declaration   of  Trust,
                    incorporated by reference to Exhibit 3 of the Trust's Annual
                    Report on Form 10-K for the fiscal year ended November 30, 1981 (File No. 1-6833).

          (b) Certificate of First Amendment of Second Amended and Restated Declaration of Trust, incorporated by reference to
                    Exhibit 3 of the Trust's Annual Report on Form 10-K for the fiscal year ended November 30, 1981 (File No. 1-6833).

          (c) Certificate of Second Amendment of Second Amended and Restated Declaration of Trust, incorporated by reference to the Trust's Report on Form 8-K filed on January 13, 1983 (File No. 1-6833).

          (d) Certificate of Third Amendment of Second Amended and Restated Declaration of Trust, incorporated by reference to
                    Exhibit 3(d) to Amendment No. 1 to the Trust's Registration Statement on Form S-2 filed on June 7, 1985 (Reg. No. 2-97795).

          (e) Certificate of Fourth Amendment of Second Amended and Restated Declaration of Trust, dated October 17, 1986, incorporated by reference to the Trust's Annual Report on Form 10-K for the year ended November 30, 1986 (File No. 1-6833).

          (f) Certificate of Fifth Amendment of Second Amended and Restated Declaration of Trust, dated March 25, 1987, incorporated by reference to Exhibit 3(f) of the Trust's Annual Report on Form 10-K for the year ended November 30, 1987 (File No. 1-6833).

          (g) Certificate of Sixth Amendment of Second Amended and Restated Declaration of Trust, dated February 10, 1988, incorporated by reference to Exhibit 4(g) of the Trust's

                    Registration Statement on Form S-8 filed on May 3, 1988 (Reg. No. 33-21584).

          (h) Certificate of Seventh Amendment of Second Amended and Restated Declaration of Trust, dated June 30, 1988, incorporated by reference to Exhibit 4.8 of the Trust's Registration Statement on Form S-4 filed on November 10, 1988 (Reg. No. 33-25495).

          (i) Certificate of Eighth Amendment of Second Amended and Restated Declaration of Trust, dated March 27, 1989, incorporated by reference to Exhibit 3(i) of the Trust's Annual Report on Form 10-K for the fiscal year ended November 30, 1989.

          (j) Certificate of Ninth Amendment of Second Amended and Restated Declaration of Trust, dated March 18, 1993, incorporated by reference to Exhibit 10(n) of the Trust's Registration Statement on Form S-3 filed on March 16, 1993, as amended (Reg. No. 33-59602) (File No. 1-6833).

          (k) Rights Agreement, dated as of June 21, 1989 between the Trust and The First National Bank of Boston as Rights Agent, incorporated by reference to Exhibit 1 to the Trust's Registration Statement on Form 8-A, filed June 27, 1989 (File No. 1-6833).

          (l)       MGI  Properties  1988 Stock  Option  and Stock  Appreciation
                    Rights Plan, incorporated by reference to the Trust's Definitive Proxy Statement dated February 19, 1988 (File No. 1-6833).

          (m) Form of Employee Incentive Option Agreement, incorporated by reference to the Trust's Registration Statement on Form S-8 filed on May 3, 1988 (Reg. No. 33-21584).

          (n) Form of Employee Nonqualified Option Agreement, incorporated by reference to the Trust's Registration Statement on Form S-8 filed on May 3, 1988 (Reg. No. 33-21584).

          (o) Form of Nonqualified Option (Trustee) Agreement, incorporated by reference to the Trust's Registration Statement on Form S-8 filed on May 3, 1988 (Reg. No. 33-21584).

          (p) MGI Properties 1994 Stock Option and Stock Appreciation Rights Plan for Key Employees, incorporated by reference to the Registrant's definitive Proxy Statement dated February 16, 1994 (File No. 1-6833).

          (q)       MGI   Properties   1994  Stock  Option  Plan  for  Trustees,
                    incorporated by reference to the Registrant's definitive Proxy Statement dated February 16, 1994 (File No. 1-6833).

          (r) Form of Employee Incentive Option Agreement, incorporated by reference to the Trust's Registration Statement on Form S-8 filed on May 3, 1994 (Reg. No. 33-53433).

          (s) Form of Employee Nonqualified Option Agreement, incorporated by reference to the Trust's Registration Statement on Form S-8 filed on May 3, 1994 (Reg. No. 33-53433).

          (t) Form of Nonqualified Option (Trustee) Agreement, incorporated by reference to the Trust's Registration Statement on Form S-8 filed on May 3, 1994 (Reg. No. 33-53433).

          5         Opinion of Olshan Grundman Frome & Rosenzweig.*

          24.1 Consent of Olshan Grundman Frome & Rosenzweig (included in their opinion filed as Exhibit 5).*

          24.2      Consent of KPMG Peat Marwick.*

          25 Power of Attorney (included on the Signature Page to this Registration Statement).*

- --------------------
*        Filed herewith.

Item 17. Undertakings

         The undersigned Registrant hereby undertakes:

         (1) To file, during any period in which offers or sales are being made, a post-effective amendment to this Registration Statement:

               (i) To include any prospectus required by Section 10(a)(3) of the Securities Act of 1933;

                 (ii) To reflect in the prospectus any facts or events arising after the effective date of the Registration Statement (or the most recent post-effective amendment thereof) which, individually or in the aggregate, represent a fundamental change in the information set forth in the Registration Statement; and

                 (iii) To include any material information with respect to the plan of distribution not previously disclosed in the Registration Statement or any material change to such information in the Registration Statement.

         Provided, however, the paragraphs (i) and (ii) do not apply if the information required to be included in a post-effective amendment by those paragraphs is contained in periodic reports filed by the Registrant pursuant to Section 13 or Section 15(d) of the Securities Exchange Act of 1934 that are incorporated by reference in the Registration Statement.

         (2) That, for the purpose of determining any liability under the Securities Act of 1933, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

         (3) To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.

         (4) That, for purposes of determining any liability under the Securities Act of 1933, each filing of the Registrant's annual report pursuant to Section 13(a) or 15(d) of the Securities Exchange Act of 1934 (and, where applicable, each filing of any employees benefit plan's annual report pursuant to Section 15(d) of the Securities Exchange Act of 1934) that is incorporated by reference in this Registration Statement shall be deemed to be a new registration statement relating to the securities offered herein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

         (5) Insofar as indemnification by the Registrant for liabilities arising under the Securities Act of 1933 may be permitted to directors, officers and controlling persons of the Registrant pursuant to the foregoing provisions or otherwise, the Registrant has been advised that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Act and is, therefore, unenforceable. In the event that a claim for indemnification by the Registrant against such liabilities (other than the payment by the Registrant of expenses incurred or paid by a director, officer or controlling person of the Registrant in the successful defense of any action, suit or proceeding) is asserted against the Registrant by such director, officer or controlling person in connection with the securities being registered, the Registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Act and will be governed by the final adjudication of such issue.

                                   SIGNATURES

         Pursuant to the requirements of the Securities Act, the Registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-3 and has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Boston, County of Suffolk, Commonwealth of Massachusetts, on July 1, 1994.

                                      MGI PROPERTIES

                                      By: /s/ W. Pearce Coues
                                         ------------------------------
                                         W. Pearce Coues
                                         Chairman of the Board of Trustees and
                                         Chief Executive Officer

         KNOW ALL MEN BY THESE PRESENTS, that each person whose signature appears below constitutes and appoints W. Pearce Coues, Robert Ware and Phillip
C. Vitali, and each of them, his true and lawful attorney-in-fact and agent, with full power of substitution and resubstitution, for him and in his name, place and stead, in any and all capacities, to sign any and all amendments (including post-effective amendments) to this Registration Statement and to file the same with all exhibits thereto, and other documents in connection therewith, with the Securities and Exchange Commission, granting unto said attorneys-in-fact and agents, and each of them, full power and authority to do and perform each and every act and thing requisite and necessary to be done, as fully to all intents and purposes as he might or could do in person, hereby ratifying and confirming all that each attorney-in-fact and agent or his substitute may lawfully do or cause to be done by virtue hereof.

         Pursuant to the requirements of the Securities Act of 1933, this Registration Statement has been signed below by the following persons in the capacities and on the dates indicated.

       Signatures                   Capacity                           Date
       ----------                   --------                           ----
/s/ W. Pearce Coues      Chairman of the Board of                  July 1 ,1994
- ----------------------   Trustees and Chief Executive Officer
W. Pearce Coues          (Principal Executive Officer)
/s/ Phillip C. Vitali
- ----------------------   Executive Vice President and              July 1 ,1994
Phillip C. Vitali        Treasurer (Principal Financial Officer
                         and Principal Accounting Officer)
/s/ Herbert D. Conant
- ----------------------   Trustee                                   July 1 ,1994
Herbert D. Conant
/s/ Francis P. Gunning
- ----------------------   Trustee                                   July 1 ,1994
Francis P. Gunning
/s/ Colin C. Hampton
- ----------------------   Trustee                                   July 1 ,1994
Colin C. Hampton
/s/ George M. Lovejoy, Jr.
- ----------------------   Trustee                                   July 1 ,1994
George M. Lovejoy, Jr.
/s/ Rodger P. Nordblom
- ----------------------   Trustee                                   July 1 ,1994
Rodger P. Nordblom